Exhibit 10.85

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[	STATE OF NEW YORK INSURANCE DEPARTMENT 25 BEAVER STREET NEW YORK, NEW YORK 10004	]

X
In the Matter of

MBIA INSURANCE CORPORATION,		STIPULATION No. 2005-0218-S

Respondent.
X

WHEREAS, Respondent MBIA Insurance Corporation (“Respondent”) is a domestic property/casualty insurance company authorized to transact the kinds of insurance defined in subparagraphs 16, 17 and 25 of Section 1113(a) of the Insurance Law; and

WHEREAS, an examination of Respondent conducted by the New York State Insurance Department (“Department”) pursuant to Sections 309 and 310 of the Insurance Law has revealed certain violations of the Insurance Law and/or Department Regulations; and

WHEREAS, Respondent has been advised and is aware of its statutory right to notice and a hearing on any such violations; and

WHEREAS, pursuant to the provisions of Executive Law § 63 (12) and Article 23-A of the General Business Law (the “Martin Act”), Eliot Spitzer, Attorney General of the State of New York (the “Attorney General”), caused an investigation to be made of Respondent and its parent corporation, MBIA, Inc. (collectively “MBIA”), related to, among other issues, the manner in which Respondent accounted for certain losses it incurred in connection with the default of Allegheny Health, Education and Research Foundation (“AHERF”) on approximately $256 million of bonds insured by Respondent; and

WHEREAS, the Department’s examination has resulted in certain findings of fact and recommendations contained in the Report on Examination of the MBIA Insurance Company as of December 31, 2003, dated September 21, 2005 (the “Report”), a copy of which is annexed hereto and incorporated herein; and

WHEREAS, Respondent acknowledges the acceptance, adoption and public filing of the Report by the Superintendent in accordance with Section 311 of the Insurance Law and hereby waives any hearing under Section 311 (b)(1) in connection therewith, and agrees to fully comply with the recommendations contained therein; and

In the Matter MBIA Insurance Corporation Page 2

WHEREAS, the Attorney General’s Investigation has been resolved pursuant to an Assurance of Discontinuance Pursuant to Executive Law § 63(15), dated November 2, 2005 (the “Assurance”), a copy of which is annexed hereto and incorporated herein; and

WHEREAS, pursuant to the Assurance and as set forth therein, MBIA has agreed to certain affirmative relief, including payment to the State of New York of $25,000,000 consisting of $10,000,000 in disgorgement and restitution plus a civil penalty in the amount of $15,000,000, payment of the additional sum of $50,000,000 pursuant to the Consent to Final Judgment in the matter captioned United States Securities and Exchange Commission v. MBIA Inc., and the engagement of an independent consultant to review certain areas of MBIA specified in the Assurance and issue a report thereon to the Attorney General and the Department; and

WHEREAS, Respondent is cooperating fully and will continue to cooperate fully with the Attorney General and the Department; and

WHEREAS, the Superintendent of Insurance finds the relief and agreements contained in the Assurance and this Stipulation appropriate and in the public interest; and

WHEREAS, Respondent desires to resolve this matter by entering into a Stipulation on the terms and conditions hereinafter set forth in lieu of proceeding with a hearing in this matter; NOW THEREFORE,

IT IS HEREBY STIPULATED AND AGREED by and between the Respondent and the Department, subject to the approval of the Superintendent of Insurance, as follows:

1. Respondent waives its right to further notice and hearing in this matter, and agrees to the acceptance, adoption and public filing of the Report by the Superintendent in accordance with Section 311 of the Insurance Law, and agrees to fully comply with all of the recommendations contained therein.

2. Respondent agrees to fully comply with all of the terms and conditions of the Assurance.

3. Respondent agrees to cooperate fully in all Department examinations and investigations.

4. Respondent acknowledges that this Stipulation may be used against it in any future Department proceeding if there is reason to believe the terms of the Assurance or this Stipulation have been violated by Respondent, or if the Department institutes disciplinary action against Respondent for any reason other than the acts considered herein.

Dated:	New York, NY
November 2, 2005

In the Matter MBIA Insurance Corporation Page 3

NEW YORK STATE INSURANCE DEPARTMENT

By:	/s/ Jon G. Rothblatt
Jon G. Rothblatt
Principal Attorney

MBIA INSURANCE CORPORATION

By:	/s/ Ram David Wertheim
Name:	Ram David Wertheim
Title:	General Counsel and Secretary

STATE OF New York	)
	)	ss.:
COUNTY OF Westchester	)

On this 2nd day of November, 2005, before me personally came Ram David Wertheim, to me known, who, being by me duly sworn, did depose and say that he/she resides at Two Catamount Road, Westport Connecticut; that he/she is the General Counsel and Secretary of MBIA Insurance Corporation, the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

/s/ Shella M. Lieberman
Notary Public

Shella M. Lieberman
Notary Public State of New York
No. 4998416
Qualified in Westchester County
Commission Expires June 29, 2006